MORRISON RESTAURANTS INC.
              PERFORMANCE STOCK RIGHTS AGREEMENT



     THIS AGREEMENT is made and entered into as of this 1st day of July, 1993, by and between MORRISON RESTAURANTS INC., a Delaware corporation (the "Company") and SAMUEL E. BEALL, III (the "Recipient").


                          Background


     A. The Company has adopted the Morrison Restaurants Inc. Stock Incentive Plan (the "Plan") for the purpose of securing and retaining the services of officers and key employees of the Company and its affiliates by promoting and increasing their personal interests in the welfare of the Company and by providing incentive to those who are primarily responsible for the operations of the Company and for shaping and carrying out the long-range plans of the Company and aiding in its continued growth and financial success.

     B. The Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") has authorized the grant to Recipient of performance stock rights under Section 3.7 of the Plan to receive a specified number of shares of the common stock, par value $.01 per share, ("Common Stock") of the Company subject to the conditions stated herein.

     C. The Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the performance stock rights.

     For and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree:


                           Section 1
               Award of Performance Stock Rights

     1.1 Award of Performance Stock Rights. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the conditional right to be paid up to an aggregate of 50,000 shares of Common Stock at the time or times and subject to the conditions stated herein (the "Performance Stock").

     1.2 Grant of Performance Stock upon Attainment of Award Levels. The Recipient shall be granted the number of shares of Performance Stock indicated below if the Average Price indicated below for an Award Level is first attained after June 1, 1993 during its Corresponding Determination Year:



                                 Number of
Corresponding
 Award Level        Average Price       Shares Issuable
Determination Year

    One        $34.50             10,000     June 1, 1993 - May 31,1994
    Two        $39.675            10,000     June 1, 1994 - May 31,1995
   Three       $45.626            10,000     June 1, 1995 - May 31,1996
    Four       $52.470            10,000     June 1, 1996 - May 31,1997
    Five       $60.341            10,000     June 1, 1997 - May 31,1998

No Shares of Performance Stock shall be issuable because an Award Level is attained in any Determination Year other than the Corresponding Determination Year for that Award Level, except as provided below:

          (a) if an Award Level is first attained after June 1, 1993 in a Determination Year occurring prior to the Corresponding Determination Year for that Award Level, the Recipient shall be issued, subject to
     Section 1.4 below, those shares of Performance Stock issuable with respect to attainment of that Award Level; and

          (b) if an Award Level is attained in its Corresponding Determination Year, the Recipient shall be issued those shares of Performance Stock issuable with respect to attainment of that Award Level plus those shares of Performance Stock issuable with respect to attainment of lesser Award Levels, but which have not been previously issued to the Recipient.

     1.3 Grant of Performance Stock upon a Triggering Event. If there is a Triggering Event and the Triggering Event Price exceeds $30.00, the Recipient shall be entitled to a grant of a number of shares of Performance Stock determined pursuant to the following formula: 50,000 multiplied by X, reduced by Y. In the foregoing formula, "X" is the lesser of (a) the (Triggering Event Price minus $30) divided by $30.341 or (b) one (1) and "Y" is the number of shares of Performance Stock which previously became issuable to the Recipient under Section 1.2. No shares of Performance Stock shall be issuable with respect to any subsequent Triggering Event occurring after the occurrence of the first Triggering Event. If the formula in this Section 1.3 produces a negative number, the Recipient shall not be entitled to any grant of Performance Stock pursuant to this Section 1.3; however, the Recipient shall not be required to return any shares of Performance Stock previously issued to him pursuant to Section 1.2 above.

     1.4 Forfeiture of Performance Stock Issued upon Attainment of an Award Level. Shares of Performance Stock issued due to attainment of Award Level Two, Three, Four or Five are subject to forfeiture if the Award Level is attained in a Determination Year earlier than the Corresponding Determination Year for that Award Level, as determined in accordance with Section 1.2 above. Shares of Performance Stock issued due to attainment of an Award Level in a Determination Year prior to its Corresponding Determination Year shall be forfeited in the event of the Recipient's voluntary Termination of Employment, other than a Termination of Employment due to Constructive Discharge or death, or a Termination of Employment for Cause prior to the first to occur of the following dates: (a) the date of attainment of that Award Level again in its Corresponding Determination Year; or (b) the last day of the Corresponding Determination Year for that Award Level.

     1.5 Issuance of Stock Certificate. If shares of Performance Stock become issuable to the Recipient due to attainment of an Award Level or a Triggering Event, a stock certificate will be issued as soon as practicable following the related Award Date or the Triggering Event, as applicable, to the Recipient for the appropriate number of shares; provided, however, that no shares of Performance Stock shall be issued unless and until the grant of Performance Stock rights evidenced by this Agreement is approved by the stockholders of the Company.

     1.6  Shares of Performance Stock held by Share Custodian.  The
Recipient hereby authorizes and directs the Company to deliver to the Share Custodian a stock certificate issued by the Company and representing any shares of Performance Stock subject to forfeiture in accordance with Section
1.4 above due to the attainment of an Award Level prior to its Corresponding Determination Year, as well as any stock certificate issuable to Recipient due to an event described in Section 3.1 below and any cash dividends paid with respect to shares held by the Share Custodian. The Share Custodian shall hold any such stock certificates and any cash dividends until the first to occur of the events listed below and shall deliver the stock certificates and any cash dividends to either the Recipient or the Company depending upon which event occurs first, as indicated below:

          (a) if the Award Level is attained again in the Corresponding Determination Year, any stock certificate representing shares of Performance Stock issued due to the prior attainment of that Award Level, stock certificates issued with respect thereto pursuant to
     Section 3.1 below and cash dividends paid with respect to shares held by the Share Custodian, shall be delivered to the Recipient;

          (b) upon the attainment of the last day of the Corresponding Determination Year for an Award Level, any stock certificate representing shares of Performance Stock issued due to the prior attainment of that Award Level in an earlier Determination Year, stock certificates issued with respect thereto pursuant to Section 3.1 below and cash dividends paid with respect to shares held by the Share Custodian, shall be delivered to the Recipient;

          (c) upon the Recipient's death or voluntary Termination of Employment due to Constructive Discharge, or upon a Termination of Employment by the Company other than for Cause, all stock certificates then held by the Share Custodian, stock certificates issued with respect thereto pursuant to Section 3.1 below and cash dividends paid with respect to shares held by the Share Custodian, shall be delivered to the Recipient; or

          (d) upon the Recipient's voluntary Termination of Employment, other than a Termination of Employment due to Constructive Discharge, or upon a Termination of Employment for Cause, all stock certificates then held by the Share Custodian, stock certificates issued with respect thereto pursuant to Section 3.1 below and cash dividends paid with respect to shares held by the Share Custodian, shall be delivered to the Company.

Recipient hereby irrevocably appoints the Share Custodian as the true and lawful attorney-in-fact of Recipient with the full power and authority to execute any stock transfer power or other instrument necessary to transfer shares of Performance Stock and other stock certificates held by the Share Custodian to the Company in accordance with this Section 1.6 in the name of Recipient. The Shares Custodian's term of appointment shall expire on June 1, 1998.

     1.7 Condition to Issuance or Release of Performance Stock Certificate. As a condition precedent to the issuance of any stock certificate pursuant to
Section 1.5 hereof or the release of any stock certificate pursuant to Section
1.6 hereof, Recipient shall first pay to the Company an amount sufficient to satisfy applicable federal, state and local withholding tax requirements.

     1.8 Rights as Stockholder. Recipient shall have no rights as a stockholder with respect to any shares of Performance Stock issuable pursuant to Section 1.2 or 1.3 hereof until a stock certificate for the shares is issued in Recipient's name. No adjustments shall be made pursuant to Section
3.1 hereof for dividends paid or declared on or with respect to Common Stock in cash, securities other than Common Stock, or other property for which the record date is prior to the date the stock certificate is issued. During the period that shares of Performance Stock are held by the Share Custodian, Recipient shall be entitled to all rights attendant to shares of Common Stock not so held, except as follows: (a) if additional shares of Common Stock become issuable to Recipient due to an event described in Section 3.1 below, any stock certificate representing such shares shall be delivered to the Share Custodian and those shares of Common Stock shall be subject to forfeiture to the same extent as the shares of Performance Stock to which they relate; and
(b) if any cash dividends are paid with respect to shares of Performance Stock held by the Share Custodian, those cash dividends shall be delivered to the Share Custodian who shall, in turn, deliver the cash dividends with the shares of Performance Stock to which they relate to either the Recipient or the Company, as determined pursuant to Section 1.6 above.

     1.9 Registration of Performance Stock. The Company will use its best efforts to assure that the shares of Performance Stock will be registered for issuance to Recipient under the Securities Act of 1933 at the time or times of issuance.


                           Section 2
   Restrictions on Transfer of Performance Stock Rights and
                  Shares of Performance Stock


     2.1 Non-Transferability of Performance Stock Rights. The Performance Stock rights shall not be transferable or assignable by the Recipient.

     2.2 Non-Transferability of Performance Stock. Recipient shall effect no Disposition of shares of Performance Stock issued to him pursuant to
Section 1.2 during the applicable Restriction Period; provided, however, that this provision shall not preclude the following transfers: (a) by Recipient to a trust of which the Recipient is the grantor, the initial trustee and the primary income beneficiary; or (b) in the event of the death of the Recipient, by will or the laws of descent and distribution.

     2.3 Legends. Each certificate representing the shares of Performance Stock issued prior to the end of the applicable Restriction Period for such shares shall be endorsed with a legend in substantially the following form and Recipient shall not make any transfer of the shares of Performance Stock represented by the certificate without first complying with the restrictions on transfer described in this Agreement:


                    transfer is restricted

     the securities evidenced by this certificate are subject to restrictions on transfer set forth in a performance stock rights agreement dated ______, a copy of which is available from the company.

     Recipient agrees that the Company may also endorse any other legends regarding applicable federal or state securities laws.

     The Company need not register a transfer of the shares of Performance Stock, and may also instruct its transfer agent not to register the transfer of the shares of Performance Stock, unless the conditions referred to in the foregoing legend are satisfied.

     2.4 Removal of Legend and Transfer Restrictions. The restrictions described in the legend set forth in Section 2.3 hereof and any related stop transfer instructions may be removed and the Company shall issue a replacement certificate without that portion of the legend to the Recipient as of the day following the last day of the Restriction Period applicable to those shares of Performance Stock represented by the certificate.


                           Section 3
                      General Provisions

     3.1 Change in Capitalization, Etc. If the number of outstanding shares of Common Stock shall be increased or decreased as a result of a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding is effected without receipt of consideration by the Company, an appropriate adjustment shall be made by the Committee in the number of unissued shares of Performance Stock such that Recipient's proportionate interest shall be maintained as before the occurrence of the event. All adjustments made by the Committee under this Section shall be final, binding and conclusive.

     3.2 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Alabama; provided, however, no shares of Performance Stock shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides and any other applicable securities laws.

     3.3 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

     3.4 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

     3.5 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     3.6 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     3.7 Violation. Any Disposition of the Performance Stock rights or the shares of Performance Stock or any portion thereof not otherwise consistent with the terms of this Agreement shall be a violation of the terms of this Agreement and shall be void and without effect.

     3.8 Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

     3.9 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

     3.10 No Employment Rights Created. Neither the establishment of the Plan nor the award of the Performance Stock rights hereunder shall be construed as giving Recipient the right to continued employment with the Company.

     3.11 Certain Definitions. The capitalized terms in this Agreement have the meaning ascribed to them below or, where applicable and such terms are not otherwise defined in this Section, in the Plan:

          (a) "Average Price" means the average of the closing sale prices for a share of Common Stock as reported on the NASDAQ/National Market System or, if the Common Stock is then listed on a national securities exchange, as reported by such exchange for twenty-two (22) consecutive trading days.

          (b) "Award Date" means the first business day following the date shares of Performance Stock become issuable pursuant to Section 1.2 above. There may be more than one potential Award Date in any Determination Year.

          (c) "Award Level" refers to the Average Price identified in the table set forth in Section 1.2 that must be achieved as of an Award Date to receive the number of shares set forth in that table. An Award Level is deemed attained as of its related Award Date.

          (d) "Constructive Discharge" means the Recipient's voluntary termination of employment immediately following a decision by the Board of Directors of the Company to:

               (i) reduce the Recipient's annual base salary, other than a reduction attributable to a decline in annual base salaries within the food service industry generally;

               (ii) relocate the Recipient without his consent to a location more than thirty-five (35) miles from the Company's current home office location; or

               (iii)any material reduction in the level of Recipient's responsibilities, position (including office, title and reporting relationships) or authority from the level in effect as of the date of this Agreement.

          (e) "Corresponding Determination Year" means the Determination Year that corresponds with the Award Level identified in the table set forth in Section 1.2.

          (f) "Determination Year" refers to one of five consecutive twelve-month periods beginning June 1, 1993 and ending May 31, 1998.

          (g) "Restriction Period" means, with respect to shares of Performance Stock issued with respect to a particular Award Level, the period commencing on the date the shares of Performance Stock are issued to the Recipient and ending on the earliest to occur of the following:
     (i) the date of the Recipient's Termination of Employment other than for Cause; (ii) the date of a Triggering Event occurring after the issuance of those shares of Performance Stock; or (iii) the fifth anniversary of the date the shares of Performance Stock were issued.

          (h) "Retirement" means termination of employment on or after the date Recipient is eligible for normal, early or disability retirement under the Morrison Restaurants Inc. Retirement Plan, as the same may be amended from time to time hereafter, or, if that plan is terminated hereafter, Recipient's eligibility shall be determined pursuant to the terms of that plan in effect on the date of its termination.

          (i) "Share Custodian" means the officer of the Company designated by the Committee to hold forfeitable shares of Performance Stock.

          (j)  "Triggering Event" means any one of the following:

               (i) any date on which the Common Stock ceases to be publicly traded;

               (ii) any disposition, in one transaction or a series of related transactions, of more than twenty-five percent (25%) of the total assets, valued at cost, of the Company for consideration substantially less than the book value of the assets sold; or

               (iii)within six (6) months after the effective date of any merger or consolidation of the Company with another entity occurring on or before May 31, 1998, there is the Recipient's Termination of Employment (1) by the Company other than for Cause or (2) by the Recipient under circumstances constituting a Constructive Discharge.

          (k) "Triggering Event Price" means the Average Price determined over the twenty-two (22) consecutive trading day period ending on the date immediately preceding the date of the occurrence of a Triggering Event.

     3.12 Survival of Restrictions. The restrictions in Section 2 hereof shall survive the termination of this Agreement.

     3.13 Inconsistency with Plan. The terms of this Agreement shall be construed in a manner consistent with the terms of the Plan and, to the extent there is an inconsistency, the terms of the Plan shall govern.

     3.14 Termination of Agreement. Except to the extent of issuing shares of Performance Stock previously earned pursuant to Section 1 above and as otherwise provided herein, this Agreement shall terminate as of the date shares of Performance Stock are no longer issuable in accordance with either Subsection (a) or (b) below:

          (a) no shares of Performance Stock shall be issuable with respect to an Award Date if that Award Date falls on or after the first to occur of the following dates: (a) the date of the Recipient's Termination of Employment for any reason; (b) the date of a Triggering Event; or (c) June 2, 1998; or

          (b) no shares of Performance Stock shall be issuable pursuant to Section 1.3 above (1) if a Triggering Event described in Section 3.11(j)(i) or 3.11(j)(ii) occurs after May 31, 1998 or (2) if a Triggering Event described in Section 3.11(j)(iii) occurs after November 30, 1998.

     3.15 Stockholder Approval. If the stockholders of the Company fail to approve the grant of the Performance Stock rights evidenced by this Agreement within six (6) months hereof, the grant of such rights shall be deemed null and void.

     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                              MORRISON RESTAURANTS INC.

                              By:   /s/ E. E. Bishop

                              Title:    Chairman of the Board
ATTEST:
/s/ Pfilip G. Hunt

Title: Senior Vice President,
     General Counsel & Secretary

                               /s/ Samuel E. Beall, III  (SEAL)
                              SAMUEL E. BEALL, III